Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 1, 2019, relating to the consolidated financial statements of Innovus Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K of Innovus Pharmaceuticals, Inc. for the years ended December 31, 2018 and 2017.

We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of such registration statement.

/s/ Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

February 24, 2020